Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 21, 2014, relating to the consolidated financial statements of Mid Penn Bancorp, Inc., which appear in the Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Harrisburg, Pennsylvania
October 31, 2014